SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-BEL FUSE INC.
GAMCO INVESTORS, INC.
12/14/07 5,000 34.4760
11/28/07 500 34.9336
11/27/07 800 33.8164
11/20/07 500 34.0000
11/01/07 3,600 34.4395
10/31/07 900 34.6159
GABELLI FUNDS, LLC.
GABELLI SMALL CAP GROWTH FUND
11/01/07 3,700 34.4395
10/31/07 800 34.6159
GABELLI EQUITY TRUST
12/04/07 1,400 33.7785
12/03/07 1,300 33.8500
11/27/07 2,600 33.5576
11/26/07 400 33.7950
11/19/07 2,300 33.8022
11/16/07 4,100 33.7629
11/05/07 700 33.7600

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.